                                                Filed pursuant to Rule 424(b)(3)
                                        Registration Statement Number 333-112274


            Addendum to Prospectus Supplement Dated February 24, 2006

                                                           Dated: March 15, 2006

                                 STATE OF ISRAEL
                                  $400,000,000
                    FLOATING RATE LIBOR BONDS (SIXTH SERIES)
                    ---------------------------------------

Initial Interest Rate for the Bonds purchased during the latter half of March 2006 (March 15-31) is:

10-Year Floating Rate LIBOR Bond    5.325%



This interest rates was calculated as follows:

                              Applicable LIBOR          +      Number of basis           =      Initial Interest Rate:
                                                                                                ---------------------
                              for March 15-31, 2006:           points set by the State of
                                                               Israel :
                              ---------------------            ------
10-Year Floating              5.125%                           20 basis points                  5.325%
Rate LIBOR Bond
(Sixth Series)


Applicable LIBOR is then adjusted two banking days prior to June 1 and December 1 during the term of the bonds. Bonds purchased during the sales period of April 1, 2006 to April 14, 2006 will receive the rate and spread in effect for that sales period.

4-Year Floating Rate LIBOR Bond (Sixth Series) and 5-year Floating Rate LIBOR Bond (Sixth Series) are not available during this sales period.

To ensure purchase of a Bond at such interest rate, all supporting documentation must be received in a form acceptable to Israel and the full purchase price must be accepted by Israel by March 28, 2006.